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EXHIBIT 3.1


     CANADA:                                 No. 194,694
Province of British Columbia

"Companies Act"

I hereby certify that

                   PRYME ENERGY RESOURCES LTD.

has this day been incorporated under the "Companies Act."


Seal

     GIVEN under my hand and Seal of office at Victoria, Province of British Columbia, this 31st day of July, one thousand nine hundred and seventy-nine.

                              /s/ illegible
                              _____________________________
                              Deputy Registrar of Companies